Allegion (NYSE: ALLE) Reports Q3-2025 Financial Results
Double-Digit Revenue Growth for the Enterprise and Continued Strength in Americas
Non-Residential; Company Raises Full-Year Revenue and EPS Outlook

Quarterly Financial Highlights
(All comparisons against the third quarter of 2024, unless otherwise noted)
▪Net earnings per share (EPS) of $2.18, up 9.5% compared with $1.99; Adjusted EPS of $2.30, up 6.5% compared with $2.16
▪Revenues of $1,070.2 million, up 10.7% on a reported basis and up 5.9% on an organic basis
▪Operating margin of 21.8%, compared with 22.2%; Adjusted operating margin of 24.1%, compared with 24.2%

DUBLIN (Oct. 23, 2025) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its third quarter (ended Sept. 30, 2025).

“Allegion’s third-quarter performance was defined by strong execution producing solid results,” Allegion President and CEO John H. Stone said. “With enterprise double-digit revenue growth led by our Americas non-residential business and accretive capital deployment, we’re raising our outlook for reported full-year 2025 revenue and adjusted EPS.”

“As we finish out 2025, we remain agile and are steadily delivering on our commitments to customers and shareholders.”

Company Results
(All comparisons against the third quarter of 2024, unless otherwise noted)
Allegion reported third-quarter 2025 net revenues of $1,070.2 million and net earnings of $188.4 million, or $2.18 per share. Adjusted net earnings were $198.7 million, or $2.30 per share, up 6.5%, excluding items primarily related to restructuring, acquisition and integration expenses, amortization expenses related to acquired intangible assets, a non-cash loss on divestiture and a tax benefit related to a legislative change.

Third-quarter 2025 net revenues increased 10.7%. On an organic basis, which excludes impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 5.9%, led by the Americas region. The organic revenue increase was driven by price realization and volume growth. Reported revenue reflects a 3.9% positive impact from acquisitions and a 0.9% tailwind from foreign currency.

Third-quarter 2025 operating income was $233.8 million, an increase of $18.8 million or 8.7%. Adjusted operating income in third-quarter 2025 was $257.4 million, an increase of $23.7 million or 10.1%.

Third-quarter 2025 operating margin was 21.8%, compared with 22.2%. The adjusted operating margin in third-quarter 2025 was 24.1%, compared with 24.2%. Both segments saw margin expansion, which was more than offset by a headwind due to a prior year comparable in corporate expenses.

Segment Results
(All comparisons against the third quarter of 2024, unless otherwise noted)
The Americas segment revenues were up 7.9% (up 6.4% on an organic basis). The organic revenue increase was led by the Americas non-residential business and driven by price realization as well as volume growth. The non-residential and residential businesses were both up mid-single digits, organically. The reported revenue reflects a 1.5% positive impact from acquisitions. Adjusted operating margin in the region increased 40 basis points to 29.9%.

The International segment revenues increased 22.5% (up 3.6% on an organic basis). The organic revenue increase was driven by volume and price. Reported revenue reflects a positive impact from acquisitions of 13.6% and a 5.3% tailwind from foreign currency. Adjusted operating margin in the region increased 70 basis points to 14.3%.

Additional Items
(All comparisons against the third quarter of 2024, unless otherwise noted)
Interest expense for third-quarter 2025 was $26.6 million, a decrease of $2.2 million.

Other income, net for third-quarter 2025 was $1.7 million, compared to other income, net of $8.4 million.

The company’s effective tax rate for third-quarter 2025 was 9.8%, compared with 10.5%. The company’s adjusted effective tax rate for third-quarter 2025 was 14.9%, compared with 12.0%.

Cash Flow and Liquidity
Year-to-date available cash flow for 2025 was $485.2 million, an increase of $97.2 million versus the prior-year period. The company ended third-quarter 2025 with cash and cash equivalents of $302.7 million, as well as total debt of $2,087.7 million.

Dividends
In the third quarter of 2025, the company paid quarterly dividends of $0.51 per ordinary share or approximately $44 million.

2025 Full-Year Outlook
(All comparisons against full-year 2024, unless otherwise noted)
The company is raising its 2025 full-year revenue growth outlook, which is expected to be 7.0% to 8.0% on a reported basis, and is maintaining the 3.5% to 4.5% organic growth outlook, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company estimates tariff costs of approximately $40 million in 2025, which are included in the reported and organic revenue growth outlooks. The company expects to offset tariffs at the operating profit and EPS level on a full-year basis, primarily through pricing actions. Accordingly, the company’s 2025 full-year EPS outlook includes the impact from tariffs enacted as of Aug. 18, 2025.

The company is raising the outlook for 2025 full-year EPS and expects it to be in the range of $7.45 to $7.55, or $8.10 to $8.20 on an adjusted basis. The outlook continues to assume a full-year adjusted effective tax rate of approximately 17% to 18%.

Adjustments to 2025 EPS include estimated impacts of approximately $0.60 per share for acquisition-related amortization as well as $0.15 per share for restructuring and M&A, partially offset by $0.10 per share for a tax benefit related to a legislative change.

The outlook assumes an average diluted share count for the full year of approximately 86.5 million shares.

The company is raising the outlook for full-year available cash flow to be 85% to 95% of adjusted net income.

Conference Call Information
On Thursday, Oct. 23, 2025, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through https://investor.allegion.com.

###

About Allegion
At Allegion (NYSE: ALLE), we design and manufacture innovative security and access solutions that help keep people safe where they live, learn, work and connect. We’re pioneering safety with our strong legacy of leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Our comprehensive portfolio of hardware, software and electronic solutions is sold around the world and spans residential and commercial locks, door closer and exit devices, steel doors and frames, access control and workforce productivity systems. Allegion had $3.8 billion in revenue in 2024. For more, visit www.allegion.com.

Non-GAAP Measures
This news release and accompanying earnings release materials include adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The Quarterly Financial Highlights and 2025 Full-Year Outlook contain non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the heading “2025 Full-Year Outlook” and statements regarding the company's 2025 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “projected,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “scheduled,” “targets,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts:
Jobi Coyle – Director, Investor Relations
317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

Net revenues	$1,070.2	$967.1	$3,034.1	$2,826.6
Cost of goods sold	580.4	535.0	1,655.3	1,574.8
Gross profit	489.8	432.1	1,378.8	1,251.8

Selling and administrative expenses	256.0	217.1	728.9	655.7
Operating income	233.8	215.0	649.9	596.1

Interest expense	26.6	28.8	75.9	76.8
Other income, net	(1.7)	(8.4)	(10.5)	(17.2)
Earnings before income taxes	208.9	194.6	584.5	536.5

Provision for income taxes	20.5	20.4	88.2	83.1
Net earnings	$188.4	$174.2	$496.3	$453.4

Basic earnings per ordinary share	$2.19	$2.00	$5.76	$5.19

Diluted earnings per ordinary share	$2.18	$1.99	$5.73	$5.16

Shares outstanding - basic	85.9	87.1	86.1	87.3
Shares outstanding - diluted	86.5	87.6	86.6	87.8

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	September 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$302.7	$503.8
Accounts and notes receivables, net	501.0	418.9
Inventories	524.9	423.0
Other current assets	75.0	76.6
Total current assets	1,403.6	1,422.3
Property, plant and equipment, net	424.1	385.3
Goodwill	1,901.1	1,489.4
Intangible assets, net	836.4	569.0
Other noncurrent assets	660.1	621.8
Total assets	$5,225.3	$4,487.8

LIABILITIES AND EQUITY
Accounts payable	$258.3	$258.0
Accrued expenses and other current liabilities	506.1	417.0
Short-term borrowings and current maturities of long-term debt	28.2	21.9
Total current liabilities	792.6	696.9
Long-term debt	2,059.5	1,977.6
Other noncurrent liabilities	426.6	312.6
Equity	1,946.6	1,500.7
Total liabilities and equity	$5,225.3	$4,487.8

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Nine months ended September 30,
	2025	2024
Operating Activities
Net earnings	$496.3	$453.4
Depreciation and amortization	98.6	89.3
Changes in assets and liabilities and other non-cash items	(51.2)	(86.7)
Net cash provided by operating activities	543.7	456.0

Investing Activities
Capital expenditures	(58.5)	(68.0)
Acquisition of businesses, net of cash acquired	(594.0)	(121.2)
Other investing activities, net	3.2	(1.0)
Net cash used in investing activities	(649.3)	(190.2)

Financing Activities
Net proceeds from debt	83.3	389.9
Debt financing costs	—	(6.9)
Dividends paid to ordinary shareholders	(131.4)	(125.6)
Repurchase of ordinary shares	(80.0)	(120.0)
Other financing activities, net	12.9	9.9
Net cash (used in) provided by financing activities	(115.2)	147.3

Effect of exchange rate changes on cash and cash equivalents	19.7	(2.3)
Net (decrease) increase in cash and cash equivalents	(201.1)	410.8
Cash and cash equivalents - beginning of period	503.8	468.1
Cash and cash equivalents - end of period	$302.7	$878.9

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net revenues
Allegion Americas	$844.0	$782.4	$2,423.3	$2,262.4
Allegion International	226.2	184.7	610.8	564.2
Total net revenues	$1,070.2	$967.1	$3,034.1	$2,826.6

Operating income (loss)
Allegion Americas	$242.4	$221.1	$690.4	$622.4
Allegion International	19.7	17.9	47.1	48.6
Corporate unallocated	(28.3)	(24.0)	(87.6)	(74.9)
Total operating income	$233.8	$215.0	$649.9	$596.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•ACF is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended September 30, 2025				Three months ended September 30, 2024
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,070.2	$—		$1,070.2	$967.1	$—		$967.1

Operating income	233.8	23.6	(1)	257.4	215.0	18.7	(1)	233.7
Operating margin	21.8%			24.1%	22.2%			24.2%

Earnings before income taxes	208.9	24.6	(2)	233.5	194.6	20.4	(2)	215.0
Provision for income taxes	20.5	14.3	(3)	34.8	20.4	5.3	(3)	25.7
Effective income tax rate	9.8%			14.9%	10.5%			12.0%
Net earnings	$188.4	$10.3		$198.7	$174.2	$15.1		$189.3

Diluted earnings per ordinary share:	$2.18	$0.12		$2.30	$1.99	$0.17		$2.16

(1)Adjustments to operating income for the three months ended September 30, 2025, consist of $4.6 million of restructuring charges and acquisition and integration expenses and $19.0 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended September 30, 2024, consist of $4.1 million of restructuring charges and acquisition and integration expenses, and $14.6 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended September 30, 2025, consist of the adjustments to operating income discussed above, as well as a $1.1 million loss on divestiture. Adjustments to earnings before income taxes for the three months ended September 30, 2024, consist of the adjustments to operating income discussed above, as well as a $1.7 million impairment on a non-operating investment.
(3)Adjustments to the provision for income taxes for the three months ended September 30, 2025, consist of $5.8 million of tax expense related to the excluded items discussed above, as well as an $8.5 million tax benefit related to a legislative change. Adjustments to the provision for income taxes for the three months ended September 30, 2024, consist of $5.3 million of tax expense related to the excluded items discussed above.

	Nine months ended September 30, 2025				Nine months ended September 30, 2024
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$3,034.1	$—		$3,034.1	$2,826.6	$—		$2,826.6

Operating income	649.9	62.8	(1)	712.7	596.1	55.6	(1)	651.7
Operating margin	21.4%			23.5%	21.1%			23.1%

Earnings before income taxes	584.5	63.9	(2)	648.4	536.5	58.6	(2)	595.1
Provision for income taxes	88.2	23.6	(3)	111.8	83.1	14.0	(3)	97.1
Effective income tax rate	15.1%			17.2%	15.5%			16.3%
Net earnings	496.3	40.3		536.6	453.4	44.6		498.0

Diluted earnings per ordinary share:	$5.73	$0.47		$6.20	$5.16	$0.51		$5.67

(1)Adjustments to operating income for the nine months ended September 30, 2025, consist of $14.2 million of restructuring charges and acquisition and integration expenses and $48.6 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the nine months ended September 30, 2024, consist of $12.1 million of restructuring charges and acquisition and integration expenses and $43.5 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the nine months ended September 30, 2025, consist of the adjustments to operating income discussed above, as well as a $1.1 million loss on divestiture. Adjustments to operating income for the nine months ended September 30, 2024, consist of the adjustments to operating income discussed above, as well as a $3.0 million impairment on a non-operating investment.
(3)Adjustments to the provision for income taxes for the nine months ended September 30, 2025, consist of $15.1 million of tax expense related to the excluded items discussed above, as well as an $8.5 million tax benefit related to a legislative change. Adjustments to the provision for income taxes for the nine months ended September 30, 2024, consist of $14.0 million of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended September 30, 2025		Three months ended September 30, 2024
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$844.0		$782.4

Operating income (GAAP)	$242.4	28.7%	$221.1	28.3%
Acquisition and integration costs	0.3	—%	1.2	0.1%
Amortization of acquired intangible assets	9.3	1.2%	8.8	1.1%
Adjusted operating income	252.0	29.9%	231.1	29.5%
Depreciation and amortization of nonacquired intangible assets	11.1	1.3%	9.9	1.3%
Adjusted EBITDA	$263.1	31.2%	$241.0	30.8%

Allegion International
Net revenues (GAAP)	$226.2		$184.7

Operating income (GAAP)	$19.7	8.7%	$17.9	9.7%
Restructuring charges	0.9	0.4%	1.5	0.8%
Acquisition and integration costs	2.0	0.9%	—	—%
Amortization of acquired intangible assets	9.7	4.3%	5.8	3.1%
Adjusted operating income	32.3	14.3%	25.2	13.6%
Depreciation and amortization of nonacquired intangible assets	5.3	2.3%	4.5	2.4%
Adjusted EBITDA	$37.6	16.6%	$29.7	16.0%

Corporate
Operating loss (GAAP)	$(28.3)		$(24.0)
Acquisition and integration costs	1.4		1.4
Adjusted operating loss	(26.9)		(22.6)
Depreciation and amortization of nonacquired intangible assets	0.3		0.2
Adjusted EBITDA	$(26.6)		$(22.4)

Total
Net revenues	$1,070.2		$967.1

Adjusted operating income	$257.4	24.1%	$233.7	24.2%
Depreciation and amortization of nonacquired intangible assets	16.7	1.6%	14.6	1.5%
Adjusted EBITDA	$274.1	25.7%	$248.3	25.7%

	Nine months ended September 30, 2025		Nine months ended September 30, 2024
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$2,423.3		$2,262.4

Operating income (GAAP)	$690.4	28.5%	$622.4	27.5%
Restructuring charges	0.1	—%	0.1	—%
Acquisition and integration costs	1.4	0.1%	5.7	0.2%
Amortization of acquired intangible assets	26.6	1.0%	26.3	1.2%
Adjusted operating income	718.5	29.6%	654.5	28.9%
Depreciation and amortization of nonacquired intangible assets	32.6	1.4%	29.4	1.3%
Adjusted EBITDA	$751.1	31.0%	$683.9	30.2%

Allegion International
Net revenues (GAAP)	$610.8		$564.2

Operating income (GAAP)	$47.1	7.7%	$48.6	8.6%
Restructuring charges	1.9	0.3%	1.9	0.3%
Acquisition and integration costs	6.3	1.1%	0.5	0.1%
Amortization of acquired intangible assets	22.0	3.6%	17.2	3.1%
Adjusted operating income	77.3	12.7%	68.2	12.1%
Depreciation and amortization of nonacquired intangible assets	14.2	2.3%	13.7	2.4%
Adjusted EBITDA	$91.5	15.0%	$81.9	14.5%

Corporate
Operating loss (GAAP)	$(87.6)		$(74.9)
Restructuring charges	—		0.1
Acquisition and integration costs	4.5		3.8
Adjusted operating loss	(83.1)		(71.0)
Depreciation and amortization of nonacquired intangible assets	0.7		0.7
Adjusted EBITDA	$(82.4)		$(70.3)

Total
Net revenues	$3,034.1		$2,826.6

Adjusted operating income	$712.7	23.5%	$651.7	23.1%
Depreciation and amortization of nonacquired intangible assets	47.5	1.6%	43.8	1.5%
Adjusted EBITDA	$760.2	25.1%	$695.5	24.6%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Nine months ended September 30,
	2025	2024
Net cash provided by operating activities	$543.7	$456.0
Capital expenditures	(58.5)	(68.0)
Available cash flow	$485.2	$388.0

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net earnings (GAAP)	$188.4	$174.2	$496.3	$453.4
Provision for income taxes	20.5	20.4	88.2	83.1
Interest expense	26.6	28.8	75.9	76.8
Amortization of acquired intangible assets	19.0	14.6	48.6	43.5
Depreciation and amortization of nonacquired intangible assets	16.7	14.6	47.5	43.8
EBITDA	271.2	252.6	756.5	700.6

Other income, net	(1.7)	(8.4)	(10.5)	(17.2)
Acquisition and integration costs and restructuring charges	4.6	4.1	14.2	12.1
Adjusted EBITDA	$274.1	$248.3	$760.2	$695.5

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Allegion Americas
Revenue growth (GAAP)	7.9%	5.6%	7.1%	2.4%
Acquisitions	(1.5)%	(1.6)%	(2.0)%	(0.7)%
Currency translation effects	—%	0.1%	0.2%	—%
Organic growth (non-GAAP)	6.4%	4.1%	5.3%	1.7%

Allegion International
Revenue growth (GAAP)	22.5%	4.4%	8.2%	3.6%
Acquisitions / divestitures	(13.6)%	(2.9)%	(5.4)%	(2.5)%
Currency translation effects	(5.3)%	(1.3)%	(2.1)%	(0.3)%
Organic growth (non-GAAP)	3.6%	0.2%	0.7%	0.8%

Total
Revenue growth (GAAP)	10.7%	5.4%	7.3%	2.7%
Acquisitions / divestitures	(3.9)%	(1.9)%	(2.6)%	(1.0)%
Currency translation effects	(0.9)%	(0.2)%	(0.3)%	(0.1)%
Organic growth (non-GAAP)	5.9%	3.3%	4.4%	1.6%